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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: NOVEMBER 30, 1998

                              CINCINNATI BELL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Ohio                         1-8519                    31-1056105
     (State or Other            (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)


      201 East Fourth Street
         Cincinnati, Ohio                                           45202
(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's telephone number, including area code: (513) 397-9900



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Item 5.    Other Events.

         On November 30, 1998, Cincinnati Bell Telephone Company, a wholly owned subsidiary of Cincinnati Bell Inc., consummated the sale of $150 million in principal amount of its Guaranteed 6.30% Debentures due 2028. The Debentures are guaranteed on a subordinated basis by Cincinnati Bell Inc. The Debentures were sold pursuant to a shelf registration statement previously filed and declared effective by the Securities and Exchange Commission on October 23, 1998. Cincinnati Bell Telephone has used the net proceeds of the Debenture sale to redeem its Forty Year 7-3/8% Debentures due 2011 and to reduce its total short-term debt.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

           (c)      Exhibits

                    4-A Indenture dated as of November 30, 1998 among Cincinnati Bell Telephone Company, as Issuer, Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee.

                    4-B      Guaranteed 6.30% Debenture due 2028


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    CINCINNATI BELL INC.



                                                    By: /s/ Kevin W. Mooney
                                                        -----------------------
                                                         Kevin W. Mooney
                                                         Chief Financial Officer



Date:  December 8, 1998






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Index to Exhibits

Exhibit          Description

4-A              Indenture dated as of November 30, 1998 among
                 Cincinnati Bell Telephone Company, as Issuer,
                 Cincinnati Bell Inc., as Guarantor, and The Bank of New York, as Trustee.

4-B              Guaranteed 6.30% Debenture due 2028.